Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Third Quarter 2025 Results

Q3 2025 Run-Rate Daily Production of 25,530 Boe/d (6:1) Exceeds Mid-Point of Guidance

Activity on Acreage Remains Robust with 86 Active Rigs Drilling Representing 16%1 Market Share of U.S. Land Rig Count

Announces Q3 2025 Cash Distribution of $0.35 per Common Unit

FORT WORTH, Texas, November 6, 2025 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 131,000 gross wells across 28 states, today announced financial and operating results for the quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•	Q3 2025 run-rate daily production of 25,530 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q3 2025 oil, natural gas and NGL revenues of $76.8 million

•	Q3 2025 net income of approximately $22.3 million and net income attributable to common units of approximately $17.0 million

•	Q3 2025 consolidated Adjusted EBITDA of $62.3 million

•	Cash G&A per BOE of $2.51 in Q3 2025, below mid-point of guidance reflecting operational discipline and positive operating leverage

•	As of September 30, 2025, Kimbell’s major properties[2] had 7.07 net DUCs and net permitted locations on its acreage (4.30 net DUCs and 2.77 net permitted locations) compared to an estimated 6.5 net wells needed to maintain flat production

•	As of September 30, 2025, Kimbell had 86 rigs actively drilling on its acreage, representing approximately 16% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q3 2025 cash distribution of $0.35 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.7% annualized yield based on the November 5, 2025 closing price of $13.12 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s secured revolving credit facility

•	Kimbell affirms its financial and operational guidance ranges for 2025 previously disclosed in its Q4 2024 earnings release

1 Based on Kimbell rig count of 86 and Baker Hughes U.S. land rig count of 532 as of September 30, 2025.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Even in the face of a general slowdown among U.S. oil and natural gas operators, Kimbell’s production increased organically by approximately 1% between Q2 and Q3 2025, exceeding the midpoint of guidance and showing once again the resilience of our high quality, diversified and low decline production base. In addition, for the first nine months of 2025, Kimbell’s production averaged 25,574 Boe per day including a full first quarter of production from the Boren acquisition, also exceeding the midpoint of guidance. This operational success against the backdrop of headwinds within the broader energy sector is the result of the seeds that we planted over the last several years with our targeted M&A strategy across the leading basins in the U.S.

“Kimbell’s active rig count remains strong with 86 rigs drilling across our acreage and our market share of U.S. land rigs is at 16%. Furthermore, our line-of-site wells continue to be above the number of wells needed to maintain flat production, giving us confidence in our production as we wrap up 2025. Finally, cash G&A per BOE was below the midpoint of guidance reflecting operational discipline and positive operating leverage.

“We are pleased to declare the Q3 2025 distribution of 35 cents per common unit, reflecting a 10.7% annualized tax advantaged yield based on Kimbell’s closing price on November 5, 2025. We estimate that approximately 100% of this distribution is expected to be considered return of capital and not subject to dividend taxes, further enhancing the after-tax return to our common unitholders.

“As we approach the end of 2025, we are very grateful to our employees, board of directors and advisors for helping us achieve another successful year at Kimbell. We remain extremely excited about our role as a leading consolidator in the oil and natural gas royalty sector and the prospects for Kimbell to generate long-term unitholder value for years to come.”

Third Quarter 2025 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the third quarter of 2025, or $0.35 per common unit. The distribution will be payable on November 24, 2025 to common unitholders of record at the close of business on November 17, 2025. Kimbell plans to utilize the remaining 25% of cash available for distribution for the third quarter of 2025 to pay down approximately $12.6 million of the outstanding borrowings under its secured revolving credit facility.

Kimbell expects that approximately 100% of its third quarter 2025 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitutes dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2025. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Kimbell Royalty Partners, LP – News Release

Financial Highlights

Kimbell’s third quarter 2025 average realized price per Bbl of oil was $64.21, per Mcf of natural gas was $2.47, per Bbl of NGLs was $21.74 and per Boe combined was $32.14.

During the third quarter of 2025, the Company’s total revenues were $80.6 million, net income was approximately $22.3 million and net income attributable to common units was approximately $17.0 million, or $0.19 per common unit.

Total third quarter 2025 consolidated Adjusted EBITDA was $62.3 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the third quarter of 2025, G&A expense was $10.1 million, $5.9 million of which was Cash G&A expense, or $2.51 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the third quarter of 2025, which is a non-cash G&A expense, was $4.2 million or $1.78 per Boe.

As of September 30, 2025, Kimbell had approximately $448.5 million in debt outstanding under its secured revolving credit facility, had net debt to third quarter 2025 trailing twelve month consolidated Adjusted EBITDA of approximately 1.6x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $176.5 million in undrawn capacity under its secured revolving credit facility as of September 30, 2025.

As of September 30, 2025 and as of November 6, 2025, Kimbell had outstanding 93,396,488 common units and 14,491,540 Class B units.

Production

Third quarter 2025 run-rate average daily production was 25,530 Boe per day (6:1), which was composed of approximately 48% from natural gas (6:1) and approximately 52% from liquids (32% from oil and 20% from NGLs).

Operational Update

As of September 30, 2025, Kimbell’s major properties had 806 gross (4.30 net) DUCs and 651 gross (2.77 net) permitted locations on its acreage. In addition, as of September 30, 2025, Kimbell had 86 rigs actively drilling on its acreage, which represents an approximate 16.2% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

Basin	Gross DUCs as of September 30, 2025(1)	Gross Permits as of September 30, 2025(1)	Net DUCs as of September 30, 2025(1)	Net Permits as of September 30, 2025(1)
Permian	570	431	3.22	1.93
Eagle Ford	30	21	0.15	0.08
Haynesville	50	32	0.30	0.20
Mid-Continent	95	63	0.37	0.42
Bakken	49	94	0.20	0.08
Appalachia	4	4	0.02	0.04
Rockies	8	6	0.04	0.02
Total	806	651	4.30	2.77

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of September 30, 2025:

Fixed Price Swaps as of September 30, 2025
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
4Q 2025	146,372	1,291,680	$68.26	$3.68
1Q 2026	146,880	1,296,000	$70.38	$4.07
2Q 2026	148,512	1,310,400	$70.78	$3.33
3Q 2026	150,144	1,324,800	$66.60	$3.42
4Q 2026	150,144	1,324,800	$63.33	$3.94
1Q 2027	151,470	1,321,920	$63.75	$4.46
2Q 2027	153,153	1,336,608	$61.57	$3.47
3Q 2027	154,836	1,351,296	$61.90	$3.76

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss third quarter 2025 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 13, 2025 by dialing 201-612-7415 and using the conference ID 13752281#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On November 6, 2025, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 131,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risk related to changes in U.S. trade policy and the impact of tariffs, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

September 30,
2025
Assets:
Current assets
Cash and cash equivalents	$40,003
Oil, natural gas and NGL receivables	41,253
Derivative assets	4,601
Accounts receivable and other current assets	2,509
Total current assets	88,366
Property and equipment, net	596
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,271,470
Less: accumulated depreciation, depletion and impairment	(1,116,263)
Total oil and natural gas properties, net	1,155,207
Right-of-use assets, net	4,695
Derivative assets	563
Loan origination costs, net	4,386
Total assets	$1,253,813
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$4,502
Other current liabilities	11,900
Total current liabilities	16,402
Operating lease liabilities, excluding current portion	4,493
Long-term debt	448,496
Total liabilities	469,391
Commitments and contingencies
Mezzanine equity:
Series A preferred units	158,594
Kimbell Royalty Partners, LP unitholders' equity:
Common units	541,043
Class B units	724
Total Kimbell Royalty Partners, LP unitholders' equity	541,767
Non-controlling interest in OpCo	84,061
Total unitholders' equity	625,828
Total liabilities, mezzanine equity and unitholders' equity	$1,253,813

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024
Revenue
Oil, natural gas and NGL revenues	$76,807	$71,069
Lease bonus and other income	379	3,163
Gain on commodity derivative instruments, net	3,434	9,553
Total revenues	80,620	83,785
Costs and expenses
Production and ad valorem taxes	5,611	4,347
Depreciation and depletion expense	31,043	32,155
Marketing and other deductions	5,052	3,607
General and administrative expense	10,066	9,472
Total costs and expenses	51,772	49,581
Operating income	28,848	34,204
Other expense
Interest expense	(9,782)	(6,492)
Net income before income taxes	19,066	27,712
Income tax (benefit) expense	(3,257)	1,907
Net income	22,323	25,805
Distribution and accretion on Series A preferred units	(2,656)	(5,296)
Net income attributable to non-controlling interests	(2,641)	(3,119)
Distributions to Class B unitholders	(14)	(15)
Net income attributable to common units of Kimbell Royalty Partners, LP	$17,012	$17,375

Basic	$0.19	$0.22
Diluted	$0.19	$0.22
Weighted average number of common units outstanding
Basic	91,170,092	78,977,450
Diluted	118,212,963	116,414,205

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit-based compensation and unrealized gains and losses on derivative instruments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$62,763	$62,417
Interest expense	9,782	6,492
Income tax (benefit) expense	(3,257)	1,907
Amortization of right-of-use assets	(88)	(87)
Amortization of loan origination costs	(631)	(532)
Unit-based compensation	(4,169)	(3,830)
Gain on derivative instruments, net of settlements	1,793	7,066
Changes in operating assets and liabilities:
Oil, natural gas and NGL receivables	(6,736)	(4,243)
Accounts receivable and other current assets	546	(719)
Accounts payable	(1,382)	(310)
Other current liabilities	1,190	(1,899)
Operating lease liabilities	80	97
Consolidated EBITDA	$59,891	$66,359
Add:
Unit-based compensation	4,169	3,830
Gain on derivative instruments, net of settlements	(1,793)	(7,066)
Consolidated Adjusted EBITDA	$62,267	$63,123
Adjusted EBITDA attributable to non-controlling interest	(8,364)	(9,601)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,903	$53,522

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	8,292	5,123
Cash distribution to Series A preferred unitholders	2,128	4,156
Distribution to Class B unitholders	14	15
Cash available for distribution on common units	$43,469	$44,228

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2025
Net income	$22,323
Depreciation and depletion expense	31,043
Interest expense	9,782
Income tax benefit	(3,257)
Consolidated EBITDA	$59,891
Unit-based compensation	4,169
Gain on derivative instruments, net of settlements	(1,793)
Consolidated Adjusted EBITDA	$62,267
Adjusted EBITDA attributable to non-controlling interest	(8,364)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,903

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Less:
Cash interest expense	8,292
Cash distribution to Series A preferred unitholders	2,128
Distribution to Class B unitholders	14
Cash available for distribution on common units	$43,469

Common units outstanding on September 30, 2025	93,396,488

Common units outstanding on November 17, 2025 Record Date	93,396,488

Cash available for distribution per common unit outstanding	$0.47

Third quarter 2025 distribution declared (1)	$0.35

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2024
Net income	$25,805
Depreciation and depletion expense	32,155
Interest expense	6,492
Income tax expense	1,907
Consolidated EBITDA	$66,359
Unit-based compensation	3,830
Gain on derivative instruments, net of settlements	(7,066)
Consolidated Adjusted EBITDA	$63,123
Adjusted EBITDA attributable to non-controlling interest	(9,601)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,522

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Less:
Cash interest expense	5,123
Cash distribution to Series A preferred unitholders	4,156
Distribution to Class B unitholders	15
Cash available for distribution on common units	$44,228

Common units outstanding on September 30, 2024	80,969,651

Common units outstanding on November 18, 2024 Record Date	80,969,651

Cash available for distribution per common unit outstanding	$0.55

Third quarter 2024 distribution declared (1)	$0.41

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	September 30, 2025
Net income	$22,323
Depreciation and depletion expense	31,043
Interest expense	9,782
Income tax benefit	(3,257)
Consolidated EBITDA	$59,891
Unit-based compensation	4,169
Gain on derivative instruments, net of settlements	(1,793)
Consolidated Adjusted EBITDA	$62,267

Q4 2024 - Q2 2025 Consolidated Adjusted EBITDA (1)	208,930
Trailing Twelve Month Consolidated Adjusted EBITDA	$271,197

Long-term debt (as of 9/30/25)	448,496
Cash and cash equivalents (as of 9/30/25) (2)	(25,000)
Net debt (as of 9/30/25)	$423,496

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.6	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended December 31, 2024, March 31, 2025 and June 30, 2025 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q1 2025 acquisition that closed in January 2025 in accordance with Kimbell's secured revolving credit facility.

(2)  In accordance with Kimbell's secured revolving credit facility, the maximum deduction of cash and cash equivalents to be included in the net debt calculation for compliance purposes is $25 million.